POWER OF ATTORNEY

      I, the undersigned member of the Board of Trustees of the Virtus Variable Insurance Trust (formerly the Phoenix Edge Series Fund), hereby constitute and appoint George R. Aylward, Kevin J. Carr or Jennifer Fromm, or each of them, as my true and lawful attorneys and agents with full power to sign for me in the capacity indicated below, each of the below referenced registration statements filed on Form N- 14, such amendments thereto, and such other filings as may be appropriate, with the Securities and Exchange Commission under the Securities Act of 1933 and/or the Investment Company Act of 1940 and hereby ratify and confirm my signature as it may be signed by said attorneys and agents.

Registration Statements Filed on Form N-14

Reorganization of Mid- Cap Value Series into Small-Cap Value Series;	(333-168470)

Reorganization of Equity Index Series and Comstock Series into Growth and Income Series (now Growth & Income Series)	(333-168471)

Reorganization of Mid-Cap Growth Series into Small-Cap Growth Series	(333-168472)

Reorganization of Multi-Sector Short Term Bond Series into Multi-Sector Fixed Income Series	(333-168474)

I hereby declare that a photostatic, xerographic or other similar copy of this original instrument shall be as effective as the original.

IN WITNESS WHEREOF, this 2nd day of March, 2011.

/s/ Roger A. Gelfenbien	/s/ Eunice S. Groark

Roger A. Gelfenbien, Trustee	Eunice S. Groark, Trustee

/s/ John R. Mallin	/s/ Hassell H. McClellan

John R. Mallin, Trustee	Hassell H. McClellan, Trustee

/s/ Philip R. McLoughlin

Philip R. McLoughlin, Trustee